THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-F
RESIDENTIAL ASSET SECURITIZATION TRUST 1996-F

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691
                           Distribution Date 05/25/96

                                                                                           SINGLE                TOTAL
          Reduction of the Stated Amount of Certificates                                CERTIFICATE             AMOUNT
                   Class A-1 Certificates.                             TW4                 $54.94762550        $1,421,308.03
                   Class A-2 Certificates.                             TX2                  $0.00000000                $0.00
                   Class A-3 Certificates.                             TY0                 $24.28188755          $947,538.67
                   Class A-4 Certificates.                             TZ7                  $0.00000000                $0.00
                   Class A-5 Certificates.                             UA0                  $0.00000000                $0.00
                   Class A-6 Certificates.                             UB8                  $0.00000000                $0.00
                   Class A-7 Certificates.                             UC6                  $0.00000000                $0.00
                   Class A-8 Certificates.                             UD4                  $0.00000000                $0.00
                   Class A-9 Certificates.                             UE2                  $0.00000000                $0.00
                   Class A-10 Certificates.                            UG7                  $0.00000000                $0.00
                   Class A-11 Certificates.                            UH5                  $0.00000000                $0.00
                   Class A-12 Certificates.                            UJ1                  $0.00000000                $0.00
                   Class PO Certificates.                              UK8                  $0.66572961               $47.15
                   Class X Certificates.                               UL6                            N/A                  N/A
                   Class AR Certificates.                              UM4              $1,000.00000000              $100.00
                   Class B-1 Certificates.                             UN2                  $0.57411003            $6,630.60
                   Class B-2 Certificates.                             UP7                  $0.57411003            $3,315.30
                   Class B-3 Certificates.                             UQ5                  $0.57411013            $2,210.20
                   Class B-4 Certificates.                                                  $0.57410804              $957.75
                   Class B-5 Certificates                                                   $0.57410998              $442.04
                   Class B-6 Certificates.                                                  $0.57410776            $1,178.77

                                                                   Total Amount                                 2,383,728.51

          Aggregate amount of any Principal Prepayments                                                    EMPHASYS


                                                                               SINGLE                TOTAL
          Amount of distribution representing interest.                     CERTIFICATE             AMOUNT
                   Class A-1 Certificates.                                      $5.41666673          $140,110.73
                   Class A-2 Certificates.                                      $5.79166657          $152,821.81
                   Class A-3 Certificates.                                      $7.49999994          $292,668.35
                   Class A-4 Certificates.                                      $5.87499990          $142,313.06
                   Class A-5 Certificates.                                      $6.00000000          $124,481.70
                   Class A-6 Certificates.                                      $6.20833333          $127,871.80
                   Class A-7 Certificates.                                      $6.25000000           $85,752.50
                   Class A-8 Certificates.                                      $6.25000000           $76,656.25
                   Class A-9 Certificates.                                      $6.25000000           $88,550.00
                   Class A-10 Certificates.                                     $6.25000000           $44,531.00
                   Class A-11 Certificates.                                     $6.25000000          $120,593.75
                   Class A-12 Certificates.                                     $6.25000000           $46,875.00
                   Class PO Certificates.                                       $0.00000000                $0.00
                   Class X Certificates.                                        $0.68010149          $172,012.57
                   Class AR Certificates.                                       $6.30000000                $0.63
                   Class B-1 Certificates.                                      $6.24999978           $72,183.46
                   Class B-2 Certificates.                                      $6.24999978           $36,091.73
                   Class B-3 Certificates.                                      $6.25000000           $24,061.15
                   Class B-4 Certificates.                                      $6.25000000           $10,426.50
                   Class B-5 Certificates.                                      $6.24999838            $4,812.23
                   Class B-6 Certificates.                                      $6.25000000           $12,832.63

                                                       Total Amount                                 1,775,646.85


          Amount of interest shortfall                                     0.00

          Stated Amount of Certificates after this Distribution

                                                                     ORIGINAL              SINGLE                TOTAL
                                                                     BALANCE            CERTIFICATE             AMOUNT
                   Class A-1 Certificates.                            25,866,596.00       $945.05237450       $24,445,287.97
                   Class A-2 Certificates.                            26,386,500.00     $1,000.00000000       $26,386,500.00
                   Class A-3 Certificates.                            39,022,447.00       $975.71811245       $38,074,908.33
                   Class A-4 Certificates.                            24,223,500.00     $1,000.00000000       $24,223,500.00
                   Class A-5 Certificates.                            20,746,950.00     $1,000.00000000       $20,746,950.00
                   Class A-6 Certificates.                            20,596,800.00     $1,000.00000000       $20,596,800.00
                   Class A-7 Certificates.                            13,720,400.00     $1,000.00000000       $13,720,400.00
                   Class A-8 Certificates.                            12,265,000.00     $1,000.00000000       $12,265,000.00
                   Class A-9 Certificates.                            14,168,000.00     $1,000.00000000       $14,168,000.00
                   Class A-10 Certificates.                            7,124,960.00    $ 1,000.00000000        $7,124,960.00
                   Class A-11 Certificates.                           19,295,000.00     $1,000.00000000       $19,295,000.00
                   Class A-12 Certificates.                            7,500,000.00     $1,000.00000000        $7,500,000.00
                   Class PO Certificates.                                 70,824.55       $999.33427039           $70,777.40
                   Class X Certificates.                             252,921,913.00     $1,000.00000000      $252,921,913.00
                   Class AR Certificates.                                    100.00         $0.00000000                $0.00
                   Class B-1 Certificates.                            11,549,354.00       $999.42588997       $11,542,723.40
                   Class B-2 Certificates.                             5,774,677.00       $999.42588997        $5,771,361.70
                   Class B-3 Certificates.                             3,849,784.00       $999.42588987        $3,847,573.90
                   Class B-4 Certificates.                             1,668,240.00       $999.42589196        $1,667,282.25
                   Class B-5 Certificates.                               769,957.00       $999.42589002          $769,514.96
                   Class B-6 Certificates.                             2,053,220.80       $999.42589224        $2,052,042.03

                                                                                          Total              $254,268,581.84

The Pool Stated Principal Balance for the following Distribution Date  EMPHASYS

Amount of the Master Servicing Fees paid to or retained by the Master EMPHASYS Servicer with respect to such Distribution Date



 Pass-Through Rate for each Class of Certificates
          Class A-1 Certificates.                           6.5000000%
          Class A-2 Certificates.                           6.9500000%
          Class A-3 Certificates.                           9.0000000%
          Class A-4 Certificates.                           7.0500000%
          Class A-5 Certificates.                           7.2000000%
          Class A-6 Certificates.                           7.4500000%
          Class A-7 Certificates.                           7.5000000%
          Class A-8 Certificates.                           7.5000000%
          Class A-9 Certificates.                           7.5000000%
          Class A-10 Certificates                           7.5000000%
          Class A-11 Certificates                           7.5000000%
          Class A-12 Certificates                           7.5000000%
          Class PO Certificates.                            0.0000000%
          Class X Certificates.                              0.816122%
          Class AR Certificates.                            7.5600000%
          Class B-1 Certificates.                           7.5000000%
          Class B-2 Certificates.                           7.5000000%
          Class B-3 Certificates.                           7.5000000%
          Class B-4 Certificates.                           7.5000000%
          Class B-5 Certificates.                           7.4999998%
          Class B-6 Certificates.                           7.5000000%

          Amount of Advances  included  in the  distribution  on  such
          Distribution Date.        EMPHASYS

          Aggregate  amount of Advances  outstanding as of the close of
          business on such Distribution Date.     EMPHASYS

          The number and aggregate principal amounts of
          Mortgage Loans delinquent
          30 to 59 days                 0                $0.00
          60 to 89 days                 0                $0.00
          90 or more                    0                $0.00


          The number and aggregate principal amounts of Mortgage Loans in
          foreclosure                             0                $0.00

          The aggregate dollar amount of Scheduled Payments for each of Mortgage Loan for the proceeding 12 calendar months or all calendar months since cut-off date
          (a) All outstanding Mortgage loans on each Due Date           EMPHASYS
          (b) Delinquent 60 days or more on each of the Due Dates    DELINQ INFO

          Loan number and Stated Principal Balance of any Mortgage loan that became an REO Property during the preceding calendar month.
                                                                     DELINQ INFO


     Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date.
                                   0         $0.00


          Aggregate amount of Realized Losses incurred during the preceding
          calendar month.    $0.00

          Aggregate amount of Realized Losses through Distribution Date  $0.00

          Special Hazard Loss Coverage Amount                     2,566,523.00
          Required Fraud Loss Coverage Amount                     7,699,569.00
          Current Bankruptcy Loss Coverage Amount                   100,000.00